EXHIBIT 23.2

CONSENT OF HARPER & ASSOCIATES, INC.

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to all references to Harper & Associates, Inc., independent petroleum engineers, and the reports prepared by such independent petroleum engineers appearing in Brinx Resources Ltd.’s Annual Report on Form 10-K for the year ended October 31, 2011, including any amendment thereto, to be filed with the U.S. Securities and Exchange Commission.

HARPER & ASSOCIATES, INC. By: /s/ G. Michael Harper
G. Michael Harper, President

Fort Worth, Texas
Dated: 10-3-12